                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              BE AEROSPACE, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                              BE AEROSPACE, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                               BE AEROSPACE, INC.
                           1400 CORPORATE CENTER WAY
                           WELLINGTON, FLORIDA 33414

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 6, 1997
                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of BE Aerospace, Inc. will be held in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 A.M. on Wednesday, August 6, 1997 for the following purposes:

     1.  To elect two Class III directors;

     2. To consider and act upon a proposal to increase the aggregate number of shares of Common Stock authorized for issuance by the Company from 30,000,000 to 50,000,000.

     3. To consider and act upon a proposal to amend the Amended and Restated 1989 Stock Option Plan by increasing the aggregate number of shares available for grant thereunder; and

     4. To transact any other business that may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on June 3, 1997 are entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                              By Order of the Board of Directors,


                              EDMUND J. MORIARTY
                              Secretary
June 30, 1997

                               BE AEROSPACE, INC.
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 6, 1997
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

      The enclosed form of proxy is solicited on behalf of the Board of Directors of BE Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 A.M. on Wednesday, August 6, 1997 or at any adjournment thereof (the "Meeting"). A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date; (ii) by otherwise delivering a written revocation to the Secretary of the Company; or
(iii) by attending the Meeting and voting the shares represented by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

      The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other shareholders. The Company also has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $4,000 plus expenses. The Company also will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

      In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, $0.01 par value, of the Company (the "Common Stock") at the close of business on June 3, 1997 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 22,069,522 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

      Consistent with Delaware state law and the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. Proposal No. 2, as hereinafter described, must receive the affirmative vote of a majority of the outstanding Common Stock, and accordingly abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will have the effect of a vote against Proposal No. 2. A majority of the shares in attendance at the Meeting, present in person or represented by proxy, is necessary to approve the action described in Proposal No. 3 of the accompanying Notice of Annual Meeting. The inspector of election will count the total number of votes cast "for" approval of Proposal No. 3 for purposes of determining whether sufficient affirmative votes have been cast. The inspector of election will count shares represented by proxies that withhold authority to vote either for the nominees for election as a director or for Proposal Nos. 2 and 3 or that reflect abstentions and broker non-votes only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on any matter.

      The Annual Report to Stockholders for the Company's fiscal year ended February 22, 1997 accompanies this proxy statement. This proxy statement and the enclosed proxy are being mailed to stockholders on the same date as the date of the Notice of Annual Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

      The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the two nominees named below, each of whom is now a director of the Company, unless authority to vote for the election of either or both of such nominees is withheld by marking the proxy to that effect.

      Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director (in certain circumstances after a transitional period) will serve for three years, with one class of directors being elected each year.

      The nominees are the two directors currently designated as Class III Directors, whose terms expire at the 1997 Annual Meeting. The enclosed proxy cannot be voted for a greater number of persons than two.

      If Proposal No.1 is approved, Messrs. Richard G. Hamermesh and Amin J. Khoury will be elected as Class III Directors for a term of three years, expiring at the 2000 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

      It is expected that Messrs. Hamermesh and Khoury will be able to serve, but if either is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

NOMINEES

NAME, AGE (AS OF JUNE 3, 1997),           DIRECTOR
BUSINESS EXPERIENCE AND CURRENT           SINCE
 DIRECTORSHIPS                            --------
---------------------------------------
 RICHARD G. HAMERMESH, 49 -- Dr.            1987
 Hamermesh has been a Director of the
 Company since July 1987.  Since August
 1987, Dr. Hamermesh has been the
 Managing Partner of the Center for
 Executive Development, an independent
 management consulting company, and,
 from December 1986 to August 1987, Dr.
 Hamermesh was an independent
 consultant.  Prior to such time, Dr.
 Hamermesh was on the faculty at the
 Harvard Business School.  Dr.
 Hamermesh is also a Director of
 Applied Extrusion Technologies, Inc.,
 a manufacturer of oriented
 polypropylene films used in consumer
 products labeling and packaging
 applications.


 AMIN J. KHOURY, 58 -- Mr. Khoury has       1987
 been Chairman of the Board of the
 Company since he cofounded the Company
 with Robert J. Khoury in July 1987 and
 was Chief Executive Officer until April
 1, 1996. Since 1986, Mr. Khoury has
 also been the Managing Director of The
 K.A.D. Companies, Inc., an investment,
 venture capital and consulting firm.
 Mr. Khoury is currently the Chairman of
 the Board of Directors of Applied
 Extrusion Technologies, Inc., a
 manufacturer of oriented polypropylene
 films used in consumer products labeling and packaging applications, and a member of the Board of Directors of Brooks
 Automation, Inc. the leading manufacturer in the U.S. of vacuum central wafer handling systems for semiconductor manufacturing. Mr. Khoury is the brother of Robert J. Khoury.

CURRENT DIRECTORS

NAME, AGE (AS OF JUNE 3, 1997),           DIRECTOR          TERM
BUSINESS EXPERIENCE AND CURRENT           SINCE             EXPIRES
 DIRECTORSHIPS                            ---------         -------
--------------------------------------
 JIM C. COWART, 45 -- Mr. Cowart has        1989             1998
 been a Director of the Company since
 November 1989.  Since January 1993,
 Mr. Cowart has been the Chairman of
 the Board of Directors and Chief
 Executive Officer of Aurora
 Electronics, Inc., a supplier of
 environmental recycling and recovery
 services to the electronics industry.
 Since January 1992, Mr. Cowart has
 also been a Director of EOS Capital,
 Inc., a private capital firm retained
 by the Company for strategic planning,
 competitive analysis, financial
 relations and other services.  From
 1987 until 1991, Mr. Cowart was a
 general partner of Capital Resource
 Partners, a private capital investment
 manager.  From 1982 to 1987, Mr.
 Cowart was a Senior Vice President of
 Investment Banking at Shearson Lehman
 Brothers and was the President of
 Shearson Venture Capital, Inc.

 PAUL E. FULCHINO, 50 -- Mr. Fulchino       1996             1998
 was elected a Director and President
 and Chief Operating Officer of the
 Company effective April 1, 1996.  From
 1990 to 1996, Mr. Fulchino served as
 president and Vice Chairman of Mercer
 Management Consulting, Inc., an
 international general management
 consulting firm with over 1,100
 employees.  In addition to his
 management responsibilities as
 President of Mercer, Mr. Fulchino also
 had responsibility for advising
 clients throughout the world,
 particularly with respect to the
 transportation industry, including a
 number of major airlines.

 ROBERT J. KHOURY, 55 --  Mr. Khoury        1987             1999
 has been a Director of the Company
 since he cofounded the Company with
 Amin J. Khoury in July 1987.
 Mr. Khoury was elected Vice Chairman
 and Chief Executive Officer effective
 April 1, 1996; from July 1987 until
 that date, Mr. Khoury served as the
 Company's President and Chief Operating
 Officer. From 1986 to 1987, Mr. Khoury
 was Vice President of The K.A.D.
 Companies, Inc. Mr. Khoury is the
 brother of Amin J. Khoury.

 BRIAN H. ROWE, 66 -- Mr. Rowe has been a   1995             1998
 Director of the Company since July
 1995.  Mr. Rowe is currently Chairman
 Emeritus of GE Aircraft Engines, a
 principal business unit of the General
 Electric Company, where he also served
 as Chairman from September 1993
 through January 1995 and as President
 from 1979 through 1993. Since January
 1996, Mr. Rowe has served as Executive
 Vice Chairman of American Regional
 Aircraft Industries. From March 1994
 to November 1995, Mr. Rowe served as a
 Director of Astrostructures Hamble
 Limited, a manufacturer of military
 and civil aircraft components.  Since
 March 1995, Mr. Rowe has also been a
 Director of Atlas Air Inc., an air
 cargo carrier.  Since January 1980,
 Mr. Rowe has been a Director of
 Cincinnati Bell Inc., a communications
 services company.  Since December
 1995, Mr. Rowe has also been a
 Director of Stewart & Stevenson
 Services, Inc., a custom packager of
 engine systems, and Textron Inc., a
 manufacturer of mechanical devices for
 aircraft and other applications.

 HANSJORG  WYSS, 61 -- Mr. Wyss has been    1989             1999
 a Director of the Company since August
 1989. Since 1977, Mr. Wyss has served
 as  Director, President and Chief
 Executive Officer of Synthes North
 America and Synthes Canada, Ltd.,
 manufacturers and distributors of
 orthopedic implants and instruments.
 Mr. Wyss formerly held management
 positions with Monsanto Europe in
 Belgium, Schappe-Burlington and
 Chrysler International in Switzerland.
 Mr. Wyss earned his MBA at Harvard
 Graduate School of Business and
 attained a Master of Science from the
 Swiss Federal Institute of Technology
 in Zurich.  Mr. Wyss presently sits on
 numerous boards including Harvard
 Graduate School of Business, Norian
 Corporation, Boathouse Sports,
 Southern Utah Wilderness Alliance and
 the Grand Canyon Trust.


BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors held six meetings during the fiscal year ended February 22, 1997 ("Fiscal 1997"). Each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of committees of the Board on which he served during Fiscal 1997, except for Mr. Cowart, who attended at least 67% of all meetings. The Board of Directors currently has two standing committees, the Audit Committee and the Stock Option and Compensation Committee.

   The Audit Committee, composed of Messrs. Richard G. Hamermesh and Hansjorg Wyss, held 1 meeting during Fiscal 1997. The Audit Committee recommends to the Board of Directors the independent auditors to be engaged by the Company, reviews with management and with the independent auditors the Company's internal accounting procedures and controls and reviews with the independent auditors the scope and results of their audit.

   The Stock Option and Compensation Committee, composed of Messrs. Cowart and Hamermesh, held 1 meeting during Fiscal 1997 and acted pursuant to unanimous written consent on 5 occasions. The Committee provides recommendations to the Board regarding compensation matters and administers the Company's stock option and compensation plans.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of June 3, 1997 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each of the chief executive officer and the four other most highly paid executive officers of the Company in Fiscal 1997 (collectively, the "Named Executive Officers") and each director of the Company; and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

                                                          Common Stock
                                                       Beneficially Owned
                                                       ------------------
                                                                    Percent of
                                                   Number          Outstanding
                                                   of Shares         Shares(1)
                                                   ---------------------------
FMR Corporation..................................    2,672,800          11.49
   82 Devonshire Street
   Boston, MA 02109
Schneider Capital Management, L.P................    1,734,100           7.46
  480 East Swedesford
  Wayne, PA  19807
American Century Companies, Inc..................    1,248,100           5.37
  4500 Main Street
  Kansas City, MO  64111
Hansjorg  Wyss*..................................      193,609(2)          **
Amin J. Khoury+*.................................      187,500(3)          **
Robert J. Khoury+*...............................      123,970(4)          **
Jim C. Cowart*...................................      100,500(5)          **
Thomas P. McCaffrey+.............................       75,911(6)          **

Paul E. Fulchino+*...............................       63,611(7)          **
Richard G. Hamermesh*............................       26,500(8)          **
E. Ernest Schwartz+..............................       26,000(9)          **
Brian H. Rowe*...................................       18,750(10)         **
All Directors and Executive Officers as a group
 (14 Persons)....................................    1,191,230(11)       5.12
---------------

+   Named Executive Officer
*   Director of the Company
**  Less than 1 percent

(1) The number of shares of Common Stock deemed outstanding includes: (i) 22,069,522 shares of Common Stock outstanding as of June 3, 1997 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next sixty days (commencing June 3, 1997).

(2)  Includes 52,500 shares issuable upon the exercise of stock options
     exercisable in the next   sixty days.  Excludes options to purchase 12,500
     shares of Common stock which are not   exercisable in the next sixty days.

(3) Includes 187,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 112,500 shares of Common stock which are not exercisable in the next sixty days.

(4) Includes 122,500 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned through the Company 401(k) plan. Excludes options to purchase 37,500 shares of Common Stock which are not exercisable in the next sixty days.

(5) Includes 13,000 shares acquired by a profit sharing plan and 77,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 17,500 shares of Common Stock which are not exercisable in the next sixty days.

(6) Includes 70,000 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned through the Company 401(k) plan. Excludes options to purchase 45,000 shares of Common Stock which are not exercisable in the next sixty days.

(7) Includes 62,500 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned through the Company 401(k) plan. Excludes options to purchase 137,500 shares of Common Stock which are not exercisable in the next sixty days.

(8) Includes 17,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 12,500 shares of Common Stock which are not exercisable in the next sixty days.

(9) Includes 25,000 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 30,000 shares of Common Stock which are not exercisable in the next sixty days.

(10) Includes 18,750 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 26,250 shares of Common Stock which are not exercisable in the next sixty days.

(11) Includes 971,500 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 530,000 shares of Common Stock which are not exercisable in the next sixty days.


                             EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee, which is responsible for making recommendations to the Board of Directors on compensation relating to officers of the Company and administering the Company's stock option plans, makes the following report on executive compensation for Fiscal 1997:

     The Company's executive compensation program is designed to reward and retain executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly changing commercial aircraft cabin interior products industry.

     The Company relies on three compensation components to motivate executive performance: annual salary, incentive cash bonuses and stock-based incentive compensation. Each of the Named Executive Officers has an employment agreement that establishes an annual base salary at a level the Company believes is modest for companies in the aerospace and airline industries and in the mid-range for growth companies traded on the Nasdaq National Market. In addition to base salary, each Named Executive Officer may receive an incentive cash bonus at the end of each fiscal year based upon corporate performance and that officer's individual performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to net revenues, operating earnings and working capital management for the year, together with gains in market share for the Company's products. Because the Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, the Compensation Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria.

     While skeptical about the significance of short-term fluctuations in stock price, the Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees through the Company's stock-based incentive compensation program. Stock options are granted to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

     The base salary for Mr. Robert J. Khoury, Vice Chairman of the Board and Chief Executive Officer of the Company during Fiscal 1997, for Fiscal 1997 was $450,000 which included a cost-of-living increase calculated by reference to the Consumer Price Index as provided in his employment agreement with the Company. See "Employment Contracts -- Robert J. Khoury" below. Mr. Khoury was granted a bonus of $400,000 in Fiscal 1997 and received options to purchase 50,000 shares of the Company's Common Stock. In arriving at the cash bonus and option awards for Mr. Khoury, the Committee considered the Company performance criteria described above, as measured by specific targets and performance objectives, and concluded that the Company had made substantial progress during Fiscal 1997 toward achieving such targets and performance objectives. The Committee also considered the Company's progress toward its strategic objective of becoming the industry leader in manufacturing and servicing commercial aircraft cabin interior equipment, and Mr. Khoury's leadership role in achieving such progress.

     With respect to the above matters, the Compensation Committee submits this report.

                                                      COMPENSATION COMMITTEE
                                                      Jim C. Cowart
                                                      Richard G. Hamermesh

     The following tables set forth information with respect to the compensation of the Named Executive Officers in Fiscal 1997:

                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term Compensation
                                                               --------------------------------
                                            Annual Compensation
                                            -------------------                   All Other
Name and Principal Position       Year (1)  Salary($)  Bonus($)  Options(#)   Compensation($)
--------------------------------  --------  ---------  --------  ------------  -----------------

Amin J. Khoury                       1997    $445,046  $550,000      150,000          $ 6,188(2)
  Chairman                           1996     403,211         0            0            3,990(2)
                                     1995     382,653         0            0            3,764(2)

Robert J. Khoury                     1997    $434,084  $400,000       50,000          $15,079(2)
  Vice Chairman and                  1996     256,000         0            0            5,137(2)
  Chief Executive Officer            1995     200,000         0       60,000            4,551(2)

Paul E. Fulchino (3)                 1997    $398,084  $350,000      250,000          $29,407(2)
  President, and Chief
  Operating Officer

Thomas P. McCaffrey                  1997    $229,326  $305,000       60,000          $23,760(2)
  Corporate Senior Vice              1996     195,000         0            0            5,515(2)
  President of Administration,       1995     155,192         0       20,000            4,201(2)
  Chief Financial Officer
  and Assistant Secretary

E. Ernest Schwartz..............     1997    $208,312  $208,000       40,000          $15,050(2)
  Group Vice President               1996     174,282         0            0          $ 4,936(2)
  and General Manager -              1995     137,500         0        5,000           18,859(2)
  Galley Products Group


(1) The periods covered by this table are the fiscal years ended in February 1997, 1996 and 1995.

(2)  Defined contribution plan contributions paid by the Company.

(3)  Mr. Fulchino commenced his employment with the Company as of April 1, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                                Potential
                                                                                             Realizable Value
                                                                                            at Assumed Rates of
                                           % of Total                                           Stock Price
                                            Options                                           Appreciation for
                                           Granted to                                          Option Term (3)
                          Options         Employees in    Exercise     Expiration              --------------
 Name                   Granted (1)(#)   Fiscal Year (2)  Price ($/Sh)   Date               5%              10%
---------------------  --------------   --------------   ------------   -----------        ---              ---
Amin J. Khoury.......       50,000             4.57        $19.00       10/10/06          $1,547,550       $2,464,300
                           100,000             9.14        $24.94        1/21/07          $4,062,319       $6,468,788
Robert J. Khoury.....       50,000             4.57        $19.00       10/10/06          $1,547,550       $2,464,300
Paul E. Fulchino.....      200,000            18.29        $10.25        4/01/06          $3,339,450       $5,317,700
                            50,000             4.57        $19.00       10/10/06          $1,547,550       $2,464,300
Thomas P. McCaffrey..       60,000             5.49        $19.00       10/10/06          $1,857,060       $2,957,160
E. Ernest Schwartz...       40,000             3.66        $19.00       10/10/06          $1,238,040       $1,971,440

__________

(1) All of the above stock option awards are vested over a three year period (25% on the date of grant and 25% on the three succeeding grant annual anniversary dates). The exercise prices were based on the fair market value (as determined in accordance with the 1989 Stock Option Plan) of the shares of Common Stock at the time the options were granted. Payments of the exercise price may be in cash or by any other lawful means authorized by the Board of Directors. Options terminate ten years after the date of grant or three months following termination of the optionee's employment, whichever occurs earlier.

(2) During Fiscal 1997, the Company granted to its employees options covering 1,093,500 shares of Common Stock.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company's stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten year term of these options, a $1,000 investment in the Common Stock of the Company would be worth $1,629 and $2,594, respectively, at the end of the term.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                           Value of
                                                        Number of        Unexercised
                                                       Unexercised       In-the-Money
                                                       Options at         Options at
                                                         FY-End             FY-End
                                                     ---------------  ------------------
                       Shares Acquired     Value      Exercisable/       Exercisable/
Exercisable/Name        on Exercise(#)    Realized    Unexercisable   Unexercisable(1)__
---------------------  ----------------  ----------  ---------------  ------------------

Amin J. Khoury.......          525,000   $4,875,818  295,300/112,500  $4,555,263/342,188
Robert J. Khoury.....           90,000    1,150,000   107,500/52,500   1,805,000/528,750
Paul E. Fulchino.....           50,000      554,126   12,500/187,500    87,500/2,625,000
Thomas P. McCaffrey..           15,000      170,625    65,000/50,000     975,000/403,750
E. Ernest Schwartz...           20,000      227,500    23,750/31,250     314,688/232,188
---------------

(1) The closing price for the Company's Common Stock on the Nasdaq National Market on February 21, 1997, the last trading day of the fiscal year, was $26.00 per share.

DEFINED BENEFIT ARRANGEMENT

     Pursuant to the employment agreement between the Company and Mr. Amin J. Khoury, upon the occurrence of the earlier of December 31, 2001 (the employment agreement's termination date) or the termination of the employment agreement by reason of Mr. Khoury's death or incapacity, Mr. Khoury or his estate, as the case may be, shall be entitled to receive a retirement compensation payment (the "Retirement Compensation") equal to Mr. Khoury's base salary, as adjusted for inflation, in effect immediately prior to the termination of his employment, which amount is payable for each successive year following termination for the number of years Mr. Khoury has served the Company. Mr. Khoury's base salary is currently $550,000 and his service to the Company began on August 1, 1987, the date he became Chairman of the Company.

     Pursuant to the amended employment agreement between the Company and Mr. Robert J. Khoury, in the event that Mr. Khoury terminates his employment, then Mr. Khoury or his estate, as the case may be, shall be entitled to receive in each of the ten years following termination a retirement compensation payment equal to Mr. Khoury's base salary in effect as of the date of termination, plus incentive bonus and other benefits contained in his contract. Mr. Khoury's base salary is currently $550,000, and his service to the Company began on August 1, 1987, the date his employment commenced.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors. Directors who are not employees of the Company (the "Eligible Directors") receive compensation of $2,500 per calendar quarter and are entitled to participate in the Company's 1991 Directors' Stock Option Plan, as from time to time in effect

(the "Directors' Plan"). Under the Directors' Plan, each Eligible Director is awarded an option for 5,000 shares of Common Stock on December 15 of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director, excluding those individuals who are currently directors of the Company, is awarded an initial grant of 35,000 shares of Common Stock as of the date of his or her first election as a director.

     The exercise price of all options granted under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable, subject to certain conditions which accelerate vesting, as follows:
25% on the first anniversary of the date of grant and an additional 25% each calendar year thereafter. On December 15, 1996, each of the following directors was awarded an option to purchase 5,000 shares of Common Stock at a price of $24.875 per share: Jim C. Cowart, Richard G. Hamermesh, Brian H. Rowe and Hansjorg Wyss.

EMPLOYMENT CONTRACTS

     Amin J. Khoury. Mr. Khoury and the Company have entered into an employment agreement dated as of January 1, 1992, amended as of August 1, 1992, April 1, 1996 and May 30, 1997, which extends through December 31, 2001. Under the employment agreement, Mr. Khoury receives a base salary of $550,000 per year, subject to increases as determined from time to time by the Board of Directors and subject to cost of living increases calculated by reference to the Consumer Price Index. Mr. Khoury is also entitled to receive bonuses from the Company when, as and if determined from time to time by the Board of Directors. In the event of Mr. Khoury's death or incapacity, Mr. Khoury (or in the event of his death, his designee) will continue to receive his then current salary and, to the extent legally practicable, benefits until the end of the term of the contract or the current one-year extension period. If a change of control of the Company results in the termination of his employment or reduction in salary or benefits or if Mr. Khoury resigns following such a change of control because of a change in his position or responsibilities, Mr. Khoury will receive a lump sum payment equal to two times his then current salary and will then continue to receive his salary and benefits under the agreement until the end of the term of the agreement or the next calendar year end, whichever is later. Mr. Khoury is also entitled to retirement compensation upon the expiration of his employment term. See "Defined Benefit Arrangement" above.

     Robert J. Khoury. Mr. Khoury and the Company have entered into an employment agreement dated as of March 1, 1992, amended as of August 1, 1992, April 1, 1996 and May 30, 1997, which extends through February 28, 2001, unless otherwise terminated. Thereafter, the agreement extends automatically for consecutive one-year periods until either Mr. Khoury or the Company gives the other at least 90 days' written notice prior to the end of the next calendar year end. Under the employment agreement, Mr. Khoury receives a base salary of $550,000 subject to increases from time to time as determined by the Board of Directors and subject to cost of living increases calculated by reference to the Consumer Price Index. Mr. Khoury is entitled to receive an annual incentive bonus when, as and if determined by the Board of Directors, which shall not exceed 100% of his then current salary. In the event of Mr. Khoury's death or incapacity, Mr. Khoury (or in the event of his death, his designee) will continue to receive his then current salary and, to the extent legally practicable, benefits until the end of the term of the contract or the current one-year extension period. If a change of control of the Company results in the termination of his employment or reduction in salary or benefits or if Mr. Khoury resigns following such a change of control because of a change in his position or responsibilities, Mr. Khoury will receive a lump sum payment equal to two times his then current salary and will then continue to receive his salary and benefits under the agreement until the end of the term of the agreement or the next calendar year end, whichever is later. If the Company terminates his employment agreement for cause, the Company has no further obligations to him, except for unpaid salary and benefits accrued through the date of termination. Mr. Khoury is also entitled to retirement compensation upon the expiration of his employment term. See "Defined Benefit Arrangement" above.

     Paul E. Fulchino. Mr. Fulchino and the Company have entered into a three-year employment agreement dated as of April 1, 1996, amended as of May 30, 1997, under which Mr. Fulchino receives a base salary of $490,000, subject to increases as determined from time to time by the Board of Directors and subject to cost of living increases calculated by reference to the Consumer Price Index. Mr. Fulchino also is entitled to receive an annual incentive bonus as determined by the Board of Directors, which shall not exceed 100% of his then current salary. In the event of Mr. Fulchino's death or incapacity, Mr. Fulchino (or, in the event of his death, his designee) will continue to receive his then current salary (and in the case of disability, benefits) for the balance of the term of the contract. If a change of control of the Company results in the termination of his employment or if Mr. Fulchino resigns following such a change of control because of a change in his position or responsibilities, or his compensation or benefits are terminated or reduced, Mr. Fulchino will receive a lump sum payment equal to two times his then current salary. If the Company terminates his employment agreement for cause, the Company will have no further obligations to him, except for unpaid salary and benefits accrued through the date of termination.

     Thomas P. McCaffrey. Mr. McCaffrey and the Company have entered into an employment agreement dated as of May 1, 1993, amended as of January 1, 1996, which extends through December 31, 1999, unless sooner terminated. Thereafter, the agreement extends automatically for one-year periods until either Mr. McCaffrey or the Company gives the other at least 90 days' written notice prior to the end of the next calendar year. Under the employment agreement, Mr. McCaffrey receives a base salary of $234,000 and is entitled to receive an annual incentive bonus when, as and if determined by the Board of Directors but not to exceed 100% of salary. In the event of Mr. McCaffrey's death or incapacity, Mr. McCaffrey (or in the event of his death, his designee) will continue to receive his then current salary and, to the extent legally practicable, benefits until the end of the term of the contract or the current one-year extension period. If a change of control of the Company results in the termination of his employment or reduction in salary or benefits or if Mr. McCaffrey resigns following such a change of control because of a change in his position or responsibilities, Mr. McCaffrey will receive a lump sum payment equal to his then current salary and will then continue to receive his salary and benefits under the agreement until the end of the term of the agreement or the next calendar year end, whichever is later. Mr. McCaffrey does not have provision in his employment agreement for a retirement benefit.

     E. Ernest Schwartz. Mr. Schwartz and the Company have entered into an employment agreement dated as of March 1, 1992, amended as of January 1, 1996, which extends through January 1, 1997, unless sooner terminated. Thereafter, the agreement extends automatically for one-year periods until either Mr. Schwartz or the Company gives the other at least 90 days' written notice prior to the end of the next calendar year. Mr. Schwartz receives a base salary of $218,000 under the agreement and is entitled to receive an annual incentive bonus when, as and if determined by the Board of Directors. Mr. Schwartz does not have provision in his employment agreement for a retirement benefit. In all other respects, Mr. Schwartz's employment agreement contains provisions similar to those in Mr. McCaffrey's employment agreement described above.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1990, the Company adopted a formal policy whereby all transactions between the Company and its officers, directors, principal stockholders or other affiliates must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis, and such transactions will be approved by a majority of the Company's independent and disinterested directors.

     Under a Supply Agreement dated April 17, 1990 with Applied Extrusion Technologies, Inc., a Delaware corporation ("AET"), the Company purchases from AET a portion of its requirements of injection-molded plastic parts for use in the manufacture of passenger control units and other products for installation in commercial aircraft for the period ending March 31, 1998. Under that agreement, AET has agreed to use its best efforts at all times to maintain available and in good working order a sufficient number and variety of injection molding machines to satisfy the Company's orders as received and to use its best efforts to initiate production within three days of receipt of an order or, in emergency situations, on the day on which the order is received. The price to be paid by the Company to AET for products purchased under the Supply Agreement is an amount which results in a 33 1/3% gross margin to AET, after including in AET's standard cost for such products, all direct and indirect costs of labor, materials, equipment and overhead. Purchases by the Company under this agreement for Fiscal 1997 were approximately $1,641,555. Mr. Amin J. Khoury is a director and significant stockholder of AET and serves as Chairman of its Board of Directors. Mr. Hamermesh, a director of the Company, also is a director of AET.
On June   ,1997, AET sold this injection molding business to a third party.

     For Fiscal 1997, Boston Film Company, Inc., a multimedia film and video production house ("BFC"), was paid an aggregate of $133,355 in fees and expenses for extensive support services performed for a number of the Company's operating groups, including the production of CD ROM and other marketing and training materials, preparation of corporate video and slide presentations, and providing technical support for the management information systems group. Amin C. Khoury, President of BFC, is the son of Amin J. Khoury, Chairman of the Company and a minority stockholder of BFC.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq National Market Index, the Dow Jones Airlines Index and the Dow Jones Aerospace and Defense Index from February 29, 1992 through February 22, 1997, the last trading day of Fiscal 1997, based upon an assumed $100 investment in the Company's Common Stock and in the stocks comprising each such index as of February 29, 1992.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
          AMONG BE AEROSPACE, INC., THE NASDAQ STOCK MARKET-US INDEX,
                        THE DOW JONES AIRLINES INDEX AND
                    THE DOW JONES AEROSPACE & DEFENSE INDEX


------------------------------------------------------------------------
                                 2/92   2/93   2/94   2/95   2/96   2/97
------------------------------------------------------------------------
BE Aerospace, Inc.              $ 100  $  71  $  82  $  39  $  93  $ 186
------------------------------------------------------------------------
DJ Airlines Index                 100     89    102     87    136    135
------------------------------------------------------------------------
DJ Aerospace & Defense Index      100    105    147    165    281    361
------------------------------------------------------------------------
Nasdaq National Market -- US      100    107    126    128    179    213
------------------------------------------------------------------------

*$100 INVESTED ON 02/29/92 IN STOCK OR IN INDEX --
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING FEBRUARY 22, 1997.

(1) The stock prices on the Performance Graph are not necessarily indicative of future stock price performance.

     Each of the Report of the Compensation Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Securities Exchange Act of 1934, as from time to time in effect, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange

Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and, with respect to its officers and directors, written representations that no other reports were required, during Fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

     In making the above statements, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the Commission.

                                 PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
                THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Board of Directors of the Company has proposed an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized Common Stock of the Company from 30,000,000 to 50,000,000. The Certificate of Incorporation presently provides that the Company is authorized to issue 31,000,000 shares of capital stock, of which 30,000,000 shares are designated common stock, $.01 par value per share, and 1,000,000 are designated preferred stock, $.01 par value per share ("Preferred Stock"). As of June 3, 1997, 22,069,522 shares of Common Stock were issued and outstanding, no shares of Common Stock were held in treasury, 7,930,478 shares of Common Stock were unissued, and no shares of Preferred Stock were issued and outstanding. There were 2,530,712 shares of Common Stock reserved for issuance upon the exercise of stock options under the Company's stock option plans. If the amendment is adopted, 27,930,478 shares of Common Stock will be unreserved and available for future issuance.

     The purpose of the amendment is to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation. Although the Company currently has no present intention to issue any additional Common Stock other than in connection with the exercise, from time to time, of stock options, future purposes for the additional shares could include effecting acquisitions of other businesses or properties and securing additional financing for the operations of the Company through the issuance of additional shares.

     The Board does not intend to issue any Common Stock to be authorized under the amendment except upon terms that the Board deems to be in the best interests of the Company. The issuance of additional shares of Common Stock without further stockholder approval may, among other things, have a dilutive effect on earnings per share and on equity of the present holders of Common Stock and their voting rights. Holders of the Common Stock of the Company have no preemptive rights.

     The Company intends to have the Nasdaq Stock Market list any additional shares of Common Stock if and when such shares are issued.

     The affirmative vote of a majority of all of the issued and outstanding Common Stock is required to approve the amendment to the Certificate of Incorporation.

     The proposed amendment would replace the first sentence of the first paragraph of Article Four of the Certificate of Incorporation in its entirety as follows:

        "The total number of shares of all classes of capital stock that this Corporation shall have authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share."


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                 PROPOSAL NO. 3

                 APPROVAL OF AMENDMENT OF AMENDED AND RESTATED
                             1989 STOCK OPTION PLAN

     The Board of Directors has unanimously approved, subject to stockholder approval, an increase in the number of shares available for grants of options under the Amended and Restated 1989 Stock Option Plan from 2,550,000 to 3,250,000.

     In July 1989, the Company's Board of Directors and stockholders approved the 1989 Stock Option Plan. An amendment and restatement of the 1989 Stock Option Plan was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on December 5, 1991 and it was further amended by action of the stockholders at the Annual Meetings of Stockholders held on July 15, 1992, July 26, 1995 and July 23, 1996 (the 1989 Stock Option Plan as amended and restated is referred to herein as the "1989 Plan"). The 1989 Plan is administered by the Stock Option Committee and provides for the grant of incentive stock options and non-statutory stock options to employees, consultants or advisers of the Company. Directors who are also employees, consultants or advisers are also eligible to participate in the 1989 Plan.

     The exercise price of all options granted under the 1989 Plan may not be less than 100% (110% for owners of more than 10% of the Common Stock in the case of incentive stock options) of the fair market value of the Common Stock on the date of grant. Options expire 10 years after the date of grant (5 years after the date of grant for owners of more than 10% of the Common Stock in the case of incentive stock options). Options generally become exercisable as follows: 25% upon grant and an additional 25% each calendar year thereafter. Effective August 15, 1996, options granted under the 1989 Plan may not be repriced.

     A total of 2,550,000 shares of Common Stock has been reserved under the 1989 Plan. As of June 3, 1997, 225,937 options were available for grant under the 1989 Plan. During the fiscal year ended February 22, 1997 the Company granted options under the 1989 Plan to purchase an aggregate of 650,000 shares of Common Stock at a weighted average exercise price of $17.22 per share. All of such options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

     Federal Tax Effects. The following general summary of federal income tax consequences, based on the law as currently in effect, does not purport to be a complete description of federal or other tax aspects of the 1989 Plan. Moreover, the following summary does not discuss possible foreign, state, estate or other tax consequences.

     Incentive Stock Options. Neither the grant nor, in general, the exercise of an incentive stock option produces taxable ordinary income to the employee or a deduction to the Company. However, upon exercise of an incentive stock option the participant's "alternative minimum taxable income" will be increased, generally by the excess of the fair market value of the shares at time of exercise over the option price, and the employee may be required to pay the alternative minimum tax ("AMT"). Any AMT attributable to the exercise of an incentive stock option may be applied as a credit against the participant's regular tax liability in subsequent years, subject to certain limitations.

     If the participant does not dispose of stock received upon the exercise of an incentive stock option within two years from the date the option was granted nor within one year after the date of exercise, any later sale of the shares will result in a long-term capital gain or loss. However, if shares received upon exercise of an incentive stock option are disposed of before these holding-period requirements have been satisfied (a "disqualifying disposition"), the participant will realize ordinary income, and the Company will be entitled to a deduction, equal in general to the difference between the option price and the value of the shares on the date of exercise. In the case of a disqualifying disposition that is a sale with respect to which loss (if sustained) would be recognized, the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis for the stock. A disqualifying disposition of shares acquired upon exercise of an incentive stock option that occurs in the same taxable year of the participant as the date his or her AMT income was increased by reason of such exercise will eliminate the AMT effect, if any, of such exercise.

     In the event a participant pays the option price of an incentive stock option by surrendering shares of previously owned stock, the surrender will not, in general, result in the recognition of gain. However, the exercise of an incentive stock option by the surrender of shares which were themselves acquired by the participant upon exercise of an incentive stock option will be a disqualifying disposition of the surrendered shares if it takes place within two years after the grant or one year after the exercise of the incentive stock option pursuant to which the surrendered shares were acquired.

     Incentive stock options granted pursuant to the 1989 Plan are treated for tax purposes as nonstatutory options (see below) to the extent that the aggregate fair market value of Common Stock with respect to which such options are exercisable for the first time by an individual during any calendar year exceeds $100,000. For purposes of the preceding sentence, incentive stock options under all option plans of the Company and its subsidiaries are aggregated, and fair market value is determined as of the time of grant of the option.

     Non-Statutory Stock Options. The grant of a non-statutory stock option does not produce taxable income to the employee or a deduction to the Company. When a participant exercises a non-statutory stock option, he or she realizes, for federal income tax purposes, ordinary income, subject to withholding, in the amount of the difference between the option price and the then-market value of the shares, and the Company is entitled to a corresponding deduction (subject to satisfying its obligation to withhold with respect to such income). The tax is due regardless of whether or not the optionee sells the stock acquired upon exercise of the option.

     If a participant exercises a non-statutory stock option in whole or in part by surrendering previously acquired stock (whether acquired upon exercise of an incentive or non-statutory stock option or otherwise), no gain or loss is recognized on the exchange of the previously acquired shares for an equivalent number of new shares.

     The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting is required to approve the amendment of the 1989 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                                  AUDIT MATTERS

     Deloitte & Touche has been selected to audit the financial statements of the Company for the fiscal year ending February 28, 1998, and to report the results of their examination.

     A representative of Deloitte & Touche is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders to be held in 1998 must be received by the Company no later than April 7, 1998.

                                 OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action other than as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                                   FORM 10-K

     A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to: BE Aerospace, Inc., ATTN: Treasurer, 1400 Corporate Center Way, Wellington, Florida 33414.

                                  DETACH HERE

                     ANNUAL MEETING OF BE AEROSPACE, INC.
                                AUGUST 6, 1997


          The undersigned hereby constitutes and appoints Messrs. Robert J.
P Khoury and Thomas P. McCaffrey, or either of them, with full power of substitution to each, proxies to vote and act at the Annual Meeting of
R Stockholders of BE Aerospace, Inc. (the "Company") to be held on August 6, 1997 in the Conference Center, 36th Floor, Ropes & Gray, One International
O Place, Boston, Massachusetts at 10:30 a.m., and at any adjournments thereof (the "Meeting"), upon and with respect to the number of shares of
X Common Stock, par value $0.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned hereby instructs
Y such proxies, of their substitutes, to vote on those matters appearing on the reverse side hereof as specified by the undersigned and in such manner as they may determine on any other matters which may come before the Meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided on the reverse side hereof, this Proxy will be voted FOR both nominees for Director, FOR approval of the proposed increase in the aggregate number of shares of Common Stock authorized for issuance by the Company, FOR approval of the proposed amendment of the Amended and Restated 1989 Stock Option Plan, and in the discretion of the named proxies as to any other matter that may properly come before the meeting.

                                                               _______________
                                                                 SEE REVERSE
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE                  SIDE
                                                               _______________

                                           DETACH HERE

    Please mark
[X] votes as in
    this example
    PLEASE DO NOT FOLD THIS PROXY                                     2. Increase Number of Authorized Shares of Common Stock

    1. Election of Directors                                                  FOR    AGAINST    ABSTAIN
                                                                              [_]      [_]        [_]
    NOMINEES: Richard G. Hamermesh
                     and
                Amin J. Khoury                                        3. Amendment of 1989 Stock Option Plan
         FOR                  WITHHELD FROM
         BOTH    [_]      [_]     BOTH                                        FOR    AGAINST    ABSTAIN
       NOMINEES                 NOMINEES                                      [_]      [_]        [_]

   -------------------------------------------------
   To withhold authority to vote for either nominee,                  -------------------------------------------
   print ONLY that nominee's name in the space provided above         | The Board unanimously recommends a vote |
                                                                      |           FOR all Proposals             |
                                                                      -------------------------------------------

                                                                                            MARK HERE
                                                                                            FOR ADDRESS  [_]
                                                                                            CHANGE AND
                                                                                            NOTE AT LEFT

                                                                      Please sign exactly as name(s) appear hereon. When
                                                                      signing as attorney, executor, administrator, trustee,
                                                                      or guardian, please give you full title as such.
                                                                      Each joint owner should sign.

Signature:                               Date:               Signature:                               Date:
           -----------------------------         -----------             -----------------------------         -----------